EXHIBIT 99.2


	                 LOAN AGREEMENT
                         --------------
THIS AGREEMENT is made as of the 30th day of March, 2004.

BETWEEN:
		ROTOBLOCK CORPORATION a Nevada corporation, having an office at Suite 205, 1715 Cook Street, Vancouver, British Columbia,
V5Y 3J6,  (hereinafter called the "Borrower")
                                                   OF THE FIRST PART
AND:
		ROTOBLOCK INC a Canadian corporation having an office at Suite 205, 1715 Cook Street, Vancouver, British Columbia, V5Y 3J6, (hereinafter called the "Subsidiary")
	                                             OF THE SECOND PART
AND:
		MINT INTERNATIONAL LIMITED, c/o EuroHelvetia Trust Company, World Trade Center 10 route de l'aeroporte 1215 Geneva 15 Switzerland (hereinafter called the "Lender")
                                                   OF THE THIRD PART
WHEREAS:

A.	The Borrower and the Subsidiary each carry on the business of the design, development and intended manufacture of oscillating piston combustion engines under the name "Rotoblock".

B.	The Borrower and the Subsidiary have requested that the Lender lend $500,000 (US) to the Borrower and the Subsidiary to fund development of an oscillating piston combustion engine more particularly described in US Patent No. 5,222,463 (the "Patent") and the acquisition of the Patent;

C	The Lender has agreed to lend such sum to the Borrower and the
Subsidiary to subject to the terms and upon the conditions hereinafter set forth and as of the date hereof has advanced $150,000 (US) to the Borrower.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the sum of $1.00 paid by each party to the other (the receipt and sufficiency of which is hereby acknowledged) the parties hereto mutually covenant and agree as follows:
	                ARTICLE 1 - INTERPRETATION

1.1	Definitions.  Where used herein or in any amendment hereto each of the following words and phrases shall have the meanings set forth as follows:

(a)	"Agreement" means this Loan Agreement including any Schedules hereto together with any amendments hereof;

(b)	"Business" means the business referred to in paragraph A above;

(c)	"Closing Date" means the date hereof;

(d)	"Event of Default" means any event set forth in paragraph 6.1 hereof;

(e)	"Loan" 	means the Principal Sum and includes all other monies owing
by the Borrower and the Subsidiary to the Lender hereunder from time to time;

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(f)	"Maturity Date" means the day upon which the Lender makes demand upon the Borrower or the Subsidiary for repayment of the Loan;

(g)	"Mortgaged Property" means all of the properties, assets and undertakings of each of the Borrower and the Subsidiary, present and future, real and personal, legal and equitable, tangible and intangible, of whatsoever nature and kind and wheresoever situate;

(h)	"Principal Sum" means the sum of $500,000 (US dollars) and any other monies in excess thereof which the Lender may hereafter choose to advance to either the Borrower or the Subsidiary;

1.2	Number and Gender. Wherever the singular or the masculine are used herein the same shall be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

1.3	Headings.  The headings to the articles, paragraphs, subparagraphs or clauses of this Agreement are inserted for convenience only and shall not affect the construction hereof.

1.4	References.  Unless otherwise stated, a reference herein to a numbered or lettered article, paragraph, subparagraph or clause refers to the article, paragraph, subparagraph or clause bearing that number or letter in this Agreement. A reference to this Agreement or herein means this Loan Agreement, including any Schedules hereto, together with any amendments thereof.

1.5	Currency.  All dollar amounts expressed herein refer to lawful currency of Canada.

	               ARTICLE 2 - TERMS OF LOAN

2.1	Loan and Repayment.  The Lender hereby agrees to lend to the
Borrower and the Subsidiary, jointly and severally, the Principal Sum, on the terms and subject to the conditions hereof and the Borrower and the subsidiary, jointly and severally, hereby agree to repay the Principal Sum upon demand by the Lender.

2.2	Pre-Payment.  The Borrower and the Subsidiary may pre-pay all or
any portion of the Loan at any time prior to the Maturity Date, without notice, bonus or penalty.

 2.3 Interest. The Borrower and the Subsidiary shall, before and after the Maturity Date and before and after judgment, pay interest on the amount of the Principal Sum remaining unpaid from time to time at a rate equal to five percent (5%) per year, which interest shall be payable on the 30th day of March of each year with the balance, if any, due and payable on the Maturity Date. the Borrower and the Subsidiary shall pay interest at the aforesaid rate on all overdue interest and any other monies owing to the Lender pursuant to this Agreement.



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                          ARTICLE 3 - SECURITY

3.1     Borrower's Security.   For consideration and as security for the
payment and performance of its obligations hereunder, the Borrower hereby mortgages, charges, assigns and transfers to the Lender, and grants to the Lender a security interest in and to all the Borrowers right, title and interest in and to all presently owned or held and after acquired or held personal property, assets and undertaking of the Borrower (other than real property), of whatever nature or kind and wheresoever situate and all proceeds thereof and therefrom (all of which is hereinafter collectively called the "Mortgaged Property") including, without limiting the generality of the foregoing:

(a) Equipment- all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles, vessels and other tangible personal property that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is hereinafter collectively called the "Equipment");

(b) Inventory - All inventory, including, without limiting the generality of\the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is hereinafter collectively called the "Inventory");

(c) Accounts - all debts, accounts, claims, monies and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Borrower and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the said debts, accounts, claims, monies and choses in action or any part thereof (all of which is hereinafter collectively called the "Accounts");

(d) Other Personal Property - all documents of title, chattel paper, instruments, securities and money, and all other goods of the Borrower that are not Equipment, Inventory or Accounts; and

(e) Intangibles - all contractual rights, licenses, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Borrower, all other choses in action of the Borrower of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Borrower, and all other intangible property of the Borrower which is not Accounts, chattel paper, instruments, documents of title, securities or money.

3.2   Subsidiary's Security.   For consideration and as security for
the payment and performance of its obligations hereunder, the Subsidiary hereby mortgages, charges, assigns and transfers to the Lender, and grants to the Lender a security interest in and to all the Subsidiary's right, title and interest in and to all presently owned or held and after acquired or held personal property, assets and undertaking of the Subsidiary (other than real property), of whatever nature or kind and

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wheresoever situate and all proceeds thereof and therefrom (all of which is hereinafter collectively called the "Mortgaged Property") including, without limiting the generality of the foregoing:

(a) Equipment -all equipment, including, without limiting the generality of the foregoing, machinery, tools, fixtures, furniture, furnishings, chattels, motor vehicles, vessels and other tangible personal property that is not Inventory, and all parts, components, attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing (all of which is hereinafter collectively called the "Equipment");

(b) Inventory - all inventory, including, without limiting the generality of the foregoing, goods acquired or held for sale or lease or furnished or to be furnished under contracts of rental or service, all raw materials, work in process, finished goods, returned goods, repossessed goods, and all packaging materials, supplies and containers relating to or used or consumed in connection with any of the foregoing (all of which is hereinafter collectively called the "Inventory");

(c) Accounts - all debts, accounts, claims, monies and choses in action which now are, or which may at any time hereafter be, due or owing to or owned by the Subsidiary and all books, records, documents, papers and electronically recorded data recording, evidencing or relating to the said debts, accounts, claims, monies and choses in action or any part thereof (all of which is hereinafter collectively called the "Accounts");

(d) Other Personal Property - all documents of title, chattel paper, instruments, securities and money, and all other goods of the Subsidiary that are not Equipment, Inventory or Accounts; and

(e) Intangibles - all contractual rights, licenses, goodwill, patents, trademarks, trade names, copyrights and other intellectual property of the Subsidiary, all other choses in action of the Subsidiary of every kind which now are, or which may at any time hereafter be, due or owing to or owned by the Subsidiary, and all other intangible property of the Subsidiary which is not Accounts, chattel paper, instruments, documents of title, securities or money.

3.3 Extensions. The Lender may grant extensions, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Borrower or the Subsidiary or with other parties, sureties or securities as the Lender may see fit without prejudice to the liability of the Borrower, the Subsidiary or any other party to the Lender or to the Lender's rights under this Agreement.

3.4 No Merger. The grant of any other security shall not operate so as to create any merger or discharge of any indebtedness or liability of the Borrower hereunder, nor of any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security of any form held or which may hereafter be held by the Lender from the Borrower or from any other person whomsoever.


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3.5  Waiver.  The Lender may waive any breach by any party of this
Agreement or of any default by any party in the observance or performance of any covenant or condition required to be observed or performed by that party hereunder. No failure or delay on the part of the Lender to exercise any right, power or remedy given herein or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right, power or remedy, nor shall any waiver by the Lender be deemed to be a waiver of any subsequent similar or other event.

3.6 Signing Authority. The Borrower shall establish a bank account to receive any advances of the Loan and the terms of such account shall provide that any withdrawals from such account shall require the signatures of two signing authorities one of whom shall be a representative of the Lender.

           ARTICLE 4 - REPRESENTATIONS, WARRANTIES, COVENANTS

4.1 Representations. The Borrower and the Subsidiary hereby represent and warrant to the Lender, and acknowledge that the Lender is relying upon such representations and warranties in entering into this Agreement, as follows:

(a) this Agreement has been duly authorized by all required corporate action on the part of each of the Borrower and the Subsidiary;

(b) each of the Borrower and the Subsidiary has the capacity to enter into this Agreement, and the execution of this Agreement and the completion of the transactions contemplated hereby shall not be in violation of the constating documents of either of the Borrower or the Subsidiary or any agreement to which either the Borrower or the Subsidiary is a party;

(c) the proceeds of the Loan shall not be used by the Borrower or the Subsidiary otherwise than to expand the Business and in the manner previously represented to the Lender;

(d) the Borrower is the registered holder of not less than 100% of the shares of each class of issued and outstanding shares in the capital of the Subsidiary and such shares have been duly authorized, allotted and issued and are validly outstanding as fully paid and non-assessable; and

(e) neither the Borrower nor the Subsidiary have granted any security interest in or otherwise pledged or charged any of the Mortgaged property and the security provided hereunder to the Lender by each of the Borrower and the Subsidiary constitutes a first charge and security interest in the Mortgaged Property ranking ahead of any other person, firm, body corporate or other entity.

4.2 Survival. All representations and warranties made hereunder shall survive the delivery of this Loan Agreement to the Lender and shall continue in full force and effect for the benefit of the Lender.
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4.3 Covenants.  Except as herein provided, for so long as any amount of the Loan is outstanding the Borrower and the Subsidiary shall not, without the prior written consent of the Lender:

(a) sell, lease or otherwise dispose of the Mortgaged Property;

(b) release, surrender or abandon possession of the Mortgaged Property; or

(c) move or transfer the Mortgaged Property from its present location.

(d) declare or pay any dividends;

(e) purchase or redeem any of its shares or otherwise reduce its share capital;

(f) become guarantor of any obligation; or

(g) become an endorser in respect of any obligation or otherwise become liable upon any note or other obligation other than bills of exchange deposited to the bank account of the Lender.

                  ARTICLE 5 - CLOSING ARRANGEMENTS

5.1 Conditions Precedent.  The Lender's obligation to advance the
Principal Sum to the Borrower and the Subsidiary shall be subject to the satisfaction of the following conditions:

(a) the representations and warranties of the Borrower and the Subsidiary shall be true as of the date hereof;

(b) the Borrower and the Subsidiary shall have complied with all of its obligations hereunder; and

(c) the Borrower is and shall be the registered holder of not less than 100% of the shares of each class of issued and outstanding shares in the capital of the Subsidiary and such shares shall have been duly authorized, allotted and issued and shall be validly outstanding as fully paid and non-assessable and there shall be no other security of the Subsidiary issued and outstanding or any agreement or right the entitles any person to acquire any security of the Subsidiary.

(d) other than the security interests created herein, on the Closing Date there shall be no liens, charges or encumbrances on or against the assets and undertaking of the Borrower and the Subsidiary, respectively, which rank in priority to or pari passu with the security interests created herein in favor of the Lender.

The foregoing conditions precedent are inserted for the benefit of the Lender and may be waived in whole or in part by the Lender at any time prior to closing by delivering to the Borrower written notice to that effect.

5.2 Time of Closing. The closing of the Loan shall take place at 10:00 a.m. Vancouver time on the Closing Date.

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5.3 Deliveries by the Borrower.  On or before the Closing Date the
Borrower and the Subsidiary shall deliver to the Lender:

(a) certified resolutions of the directors of each of the Borrower and the Subsidiary approving the transactions contemplated herein;

(b) a certificate of an officer of the Borrower confirming that the representations and warranties made herein are true and correct and the conditions set out in paragraph 5.1 have been satisfied.

5.4 Subsequent Advances. The Borrower and the Subsidiary acknowledge that the Lender has, as of the date hereof, advanced to the Borrower, for the account of both the Borrower and the Subsidiary, the sum of $150,000 (US dollars) and the remaining balance of the Principal Sum shall be advanced in whole or in part, from time to time, by the Lender to the Borrower upon receipt by the Lender of a certificate of an officer of the Borrower setting out the amount of funds required for further proposed expansion of the Business and a description thereof in such detail as the Lender may require, together with confirmation that all proposed expansion of the Business referred to in any previous certificate delivered pursuant this paragraph has been completed.

              ARTICLE 6 - EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. Any one or more of the following events, whether or not any such event shall be voluntary or involuntary or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of
Default:

(a) if the Borrower or the Subsidiary defaults in the payment of any monies due hereunder as and when the same are due;

(b) if the Borrower or Subsidiary defaults in the observance or performance of any other provision hereof;

(c) if an order is made or a resolution is passed or a petition is filed for the liquidation or winding-up of the Borrower or the Subsidiary;

(d) if the Borrower commits an act of bankruptcy or makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency;

(e) if execution, sequestration, extent or other process of any court becomes enforceable against the Borrower or the Subsidiary or a distress or analogous process is levied upon the Mortgaged Property or any part thereof unless the process is in good faith disputed by the Borrower and the Borrower gives security to pay the full amount claimed to the satisfaction of the Lender;

(f) if the Borrower or the Subsidiary permits any sum, which

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is not disputed by the Borrower to be due and which forms or is capable of forming a charge upon any of the Mortgaged Property in priority to the security granted hereunder to the Lender, to remain unpaid after proceedings have been taken to enforce the same;

(g) if the Borrower or the Subsidiary ceases or demonstrates an intention to cease to carry on business;

(h) if a receiver or receiver-manager or receiver and manager is appointed for any of the Mortgaged Property;

(i) if the Borrower or the Subsidiary makes default in the due payment, performance or observance, in whole or in part, of any debt, liability or obligation of the Borrower or the Subsidiary to the Lender, whether secured hereby or otherwise; or

(j) if the Borrower or the Subsidiary makes default in the due payment, performance or observance, in whole or in part, of any charge or encumbrance upon the Mortgaged Property which ranks or may rank in priority to or pari passu with the mortgages and charges created hereunder.

6.2 Remedies Upon Default.  Upon the occurrence of any Event of
Default and at any time thereafter, provided that the Borrower or the Subsidiary has not by then remedied such Event of Default, the Lender may, in its discretion, by notice to the Borrower, declare this Agreement to be in default. At any time thereafter, while the Borrower or the Subsidiary shall not have remedied such Event of Default, the Lender, in its discretion, may:

(a) declare the Loan and other monies owing by the Borrower and the Subsidiary to the Lender to be immediately due and payable;

(b) demand payment from the Borrower or the Subsidiary and exercise any or all of its remedies hereunder.

6.3 Other Security.  The rights and powers conferred by subparagraph
6.2 are in addition to and not in substitution for any other security which the Lender now or from time to time may hold or take from the Borrower or the Subsidiary in relation to this Agreement.

6.4 Remedies Non-Exclusive. No remedy conferred on the Lender hereby is intended to be exclusive. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or commencement of exercise by the Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lender of any or all other such remedies.

                    ARTICLE 7 - THE SUBSIDIARY

7.1 Advance to the Subsidiary. The Subsidiary shall with the Borrower be jointly and severally liable to the Lender for the repayment

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of the Principal Sum, together with any interest accrued thereon, all on the terms and conditions hereof and an advance of any monies by the Lender to either the Borrower or the Subsidiary shall be considered an advance to both of them.

                     ARTICLE 8 - ENFORCEMENT

8.1 Upon any Event of Default, the Lender may take any action permitted by law or in equity, as it may deem expedient, and in particular without limiting the generality of the foregoing, the Lender may do any of the following:

(a) appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is hereinafter called the "Receiver") of the Mortgaged Property, with or without bond as the Lender may determine, and from time to time in its absolute discretion remove such Receiver and appoint another in its stead;

(b) enter upon any premises of the Borrower or the Subsidiary and take possession of the Mortgaged Property with power to exclude the Borrower or the Subsidiary, their agents and their servants therefrom without becoming liable as a mortgagee in possession;

(c) preserve, protect and maintain the Mortgaged Property and make such replacements thereof and repairs and additions thereto as the Lender may deem advisable; and

(d) sell, lease or otherwise dispose of all or any part of the Mortgaged Property, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Lender may seem reasonable, provided that if any sale is on credit the Borrower and the Subsidiary will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received.

8.2 A Receiver appointed pursuant to this Agreement shall be the agent of the Borrower and not of the Lender and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers of the Lender hereunder, and in addition shall have power to carry on the business of the Borrower and the Subsidiary and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security interest on any of the Mortgaged Property; such security interest may rank before or pari passu with or behind any security interest created by this Agreement, and if it does not so specify such security interest shall rank before the security interests created by this Agreement.

8.3 All amounts realized from the disposition of Mortgaged Property pursuant to this Agreement will be applied as the Lender, in its absolute discretion, may direct as follows:

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(a) in payment of all costs, charges and expenses (including legal fees and disbursements on a solicitor an his own client basis) incurred by the Lender in connection with or incidental to:

(i) the exercise by the Lender of all or any of the powers granted to it pursuant to this Agreement; and

(ii) the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to it pursuant to this Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;

(b) in or toward payment to the Lender of all principal and other monies (except interest) due in respect of the obligations; and

(c) in or toward payment to the Lender of all interest remaining unpaid hereunder. Subject to applicable law and the claims, if any, of other creditors of the Borrower or the Subsidiary, any surplus will be paid to the Borrower.

                     ARTICLE 9 - GENERAL PROVISIONS

9.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and may be given by delivering same or mailing same by registered mail or sending same by telegram, telex, telecopier or other similar form of communication to the following addresses:

The Borrower or the Subsidiary:
Suite 205, 1715 Cook Street,
Vancouver, British Columbia, V5Y 3J6,

The Lender:
c/o EuroHelvetia Trust Company
World Trade Center 10 route de l'aeroporte
1215 Geneva 15, Switzerland

Any notice so given shall:
(a) if delivered, be deemed to have been given at the time of delivery;

(b) if mailed by registered mail, be deemed to have been given on the fourth business day after and excluding the day on which it was so mailed, but should there be, at the time of mailing or between the time of mailing and the deemed receipt of the notice, a mail strike, slowdown or other labour dispute which might affect the delivery of such notice by the mails, then such notice shall be only effective if actually delivered; and

(c) if sent by telegraph, telex, telecopier or other similar form of communication, be deemed to have been given or made on the first business day following the day on which it was sent.

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Any party may give written notice of a change of address in the aforesaid manner, in which event such notice shall thereafter be given to such party as above provided at such changed address.

9.2 Amendments. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

9.3 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and undertakings, whether oral or written, pertaining to the subject matter hereof.

9.4 Action on Business Day. If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

9.5 No Merger of Judgment. The taking of a judgment on any covenant contained herein or on any covenant set forth in any other security for payment of any indebtedness hereunder or performance of the obligations hereby secured shall not operate as a merger of any such covenant or affect the Lender's right to interest at the rate and times provided in this Agreement on any money owing to the Lender under any covenant herein or therein set forth and such judgment shall provide that interest thereon shall be calculated at the same rate and in the same manner as herein provided until such judgment is fully paid and satisfied.

9.6 Severability. If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.7 Legal Fees. Notwithstanding anything in this Agreement to the contrary, each party shall be responsible for the payment of its own legal fees.

9.8 Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

9.9 Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the Province of British
Columbia and the parties hereto agree to submit to the jurisdiction of the courts of British Columbia with respect to any legal proceedings arising herefrom.

9.10 Time.  Time is of the essence of this Agreement.

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9.11 Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and do not define, limit, enlarge or alter the meanings of any paragraph or clause herein.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

THE COMMON SEAL OF ROTOBLOCK CORPORATION was hereunto affixed in the presence of:

/s/ Peter H. Scholl
-----------------------------------------
Authorized Signatory

THE COMMON SEAL OF ROTOBLOCK INC.
was hereunto affixed in the presence of:

/s/ Peter H. Scholl
-----------------------------------------
Authorized Signatory

THE COMMON SEAL OF MINT INTERNATIONAL LIMITED was hereunto affixed in the presence of:

/s/ Steven Drayton
/s/ Tim Crabtree
----------------------------------------
Authorized Signatories













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